NOTE: This form is intended to cover matters common to most transactions.
  Provisions should be added, altered or deleted to suit the circumstances of a particular transaction and to comply with local law and practice.


  Contract of Sale -- Office, Commercial and Multi-Family Residential Premises
--------------------------------------------------------------------------------

                               Table of Contents

Section 1.     Sale of premises and acceptable title

Section 2. Purchase price, acceptable funds, existing mortgages, purchase money mortgage, escrow of downpayment and foreign persons

Section 3.     The closing

Section 4.     Representations and warranties of seller

Section 5.     Acknowledgements of purchaser

Section 6.     Seller's obligations as to leases

Section 7.     Responsibility for violations

Section 8.     Destruction, damage or condemnation

Section 9.     Covenants of seller

Section 10.    Seller's closing obligations

Section 11.    Purchaser's closing obligations

Section 12.    Apportionments

Section 13. Objections to title, failure of seller or purchaser to perform and vendee's lien

Section 14.    Broker

Section 15.    Notices

Section 16. Limitations on survival of representations, warranties, covenants and other obligations

Section 17.    Miscellaneous provisions

Signatures and receipt by escrowee

Section A.     Descriptions of premises (to be attached)

Section B.     Permitted exceptions

Section C.     Purchase price

Section D.     Miscellaneous

Section E.     Rent schedule (to be attached)

Section F.     Purchase money note and mortgage
                 (to be attached)


     CONTRACT dated March _____, 1999 between

     WORLD POLYMERS, INC. f/k/a ACE PLASTICS, INC.
     494 Wortman Avenue
     Brooklyn, N.Y. 11208

("Seller") and

     ICY SPLASH FOOD and BEVERAGE, INC.
     929 Shepherd Avenue
     Brooklyn, N.Y. 11208

     with the right to assign this Contract to a wholly owned subsidiary

("Purchaser").

     Seller and Purchaser hereby covenant and agree as follows:

Section 1.  Sale of Premises and Acceptable Title

     ss. 1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: (a) the parcel of land more particularly described in Schedule A attached hereto ("Land"); (b) all buildings and improvements situated on the Land (collectively, "Building"); (c) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof, and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises"). The Premises are located at or known as

     494 Wortman Avenue
     Brooklyn, N.Y.

Sect. 14, Block 4406, Lot 6

     ss. 1.02. Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to:
(a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and (b) such other matters as (i) the title insurer specified in Schedule D attached hereto (or if none is so specified, then any title insurer doing business in the state in which the Premises are located) shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises and (ii) shall be accepted by any bank, savings bank, trust company, savings and loan association or insurance company ("Institutional Lender") which has committed in writing to provide mortgage financing to Purchaser for the purchase of the Premises ("Purchaser's Institutional Lender"), except that if such acceptance by Purchaser's Institutional Lender is unreasonably withheld or delayed, such acceptance shall be deemed to have been given.

Section 2. Purchase Price, Acceptable Funds, Existing Mortgages, Purchase
            Money Mortgage, Escrow of Downpayment and Foreign Persons

     ss. 2.01. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises as provided in Schedule C attached hereto is $800,000.00

     ss. 2.02. All monies payable under this contract, unless otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the state in which the Premises are located or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at the Closing.

     ss. 2.04. (a) If Schedule C provides for payment of a portion of the Purchase Price by execution and delivery to Seller of a note secured by a purchase money mortgage ("Purchase Money Mortgage"), such note and Purchase Money Mortgage shall be drawn by the attorney for the Seller on the forms attached hereto as Schedule F, as modified by this contract. At the Closing, Purchaser shall pay the Mortgage recording tax and recording fees therefor and the filing fees for any financing statements delivered in connection therewith, as well as attorney fees to Seller's attorney in the sum of $350.00.

     ss. 2.05. (a) If the sum paid under paragraph (a) of Schedule C or any other sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee need not hold such proceeds in an interest-bearing account, but if any interest is earned thereon, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in Schedule D or shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the appropriate court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

     (b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

     (c) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

     ss. 2.06. In the event that Seller is a "foreign person", as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively, the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under ss. 10.12(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A (or any successors thereto) to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Purchaser shall have the right to terminate this contract, in which event Seller shall refund the Downpayment to Purchaser and shall reimburse Purchaser for title examination and survey costs as if this contract were terminated pursuant to ss. 13.02. The right of termination provided for in this ss. 2.06 shall be in addition to and not in limitation of any other rights or remedies available to Purchaser under applicable law.

Section 3. The Closing

     ss. 3.01. Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein referred to as "Closing Date") at the place specified in Schedule D.

Section 4. Representations and Warranties of Seller

     Seller represents and warrants to Purchaser as follows:

     ss. 4.01. Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

     ss. 4.02. If the premises are encumbered by an Existing Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remain uncured on the Closing Date. If copies of documents constituting the Existing Mortgage(s) and note(s) secured thereby have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals and the Existing Mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.

     ss. 4.03. The information concerning written leases (which together with all amendments and modifications thereof are collectively referred to as "Leases") and any tenancies in the Premises not arising out of the Leases (collectively, "Tenancies") set forth in Schedule E attached hereto ("Rent Schedule") is set accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and there are no Leases or Tenancies of any space in the Premises other than those set forth therein and any subleases or subtenancies. Except as otherwise set forth in the Rent Schedule or elsewhere in this contract:

     (a) all of the Leases are in full force and effect and none of them has been modified, amended or extended;

     (b) no renewal or extension options have been granted to tenants;

     (c) no tenant has an option to purchase the Premises;

     (d) the rents set forth are being collected on a current basis and there are no arrearages in excess of one month;

     (e) no tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing;

     (f) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured;

     (g) no action or proceeding instituted against Seller by any tenant of the Premises is presently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance; and

     (h) there are no security deposits other than those set forth in the Rent Schedule.

If any Leases which have been exhibited to and initialed by Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of the Leases.

     ss. 4.04. If the Premises or any part thereof are subject to rent control or regulation, the rents shown are not in excess of the maximum collectible rents, and, except as otherwise set forth in the Rent Schedule, no tenants are entitled to abatements as senior citizens, there are no proceedings presently pending before the rent commission in which a tenant has alleged an overcharge of rent or diminution of services or similar grievance, and there are no outstanding orders of the rent commission that have not been complied with by Seller.

     ss. 4.05. If an insurance schedule is attached hereto, such schedule lists all insurance policies presently affording coverage with respect to the Premises, and the information contained therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

     ss. 4.06. If a payroll schedule is attached hereto, such schedule lists all employees presently employed at the Premises, and the information contained therein is accurate at of the date set forth therein or, if no date is set forth therein, as of the date hereof, and, except as otherwise set forth in such schedule, none of such employees is covered by a union contract and there are no retroactive increases or other accrued and unpaid sums owed to any employee.

     ss. 4.07. If a schedule of service, maintenance, supply and management contracts ("Service Contracts") is attached hereto, such schedule lists all such contracts affecting the Premises, and the information set forth therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

     ss. 4.08. If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

     ss. 4.09. The assessed valuation and real estate taxes set forth in Schedule D, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule D, there are no tax abatements or exemptions affecting the Premises.

     ss. 4.10. Except as otherwise set forth in a schedule attached hereto, if any, if the Premises are used for residential purposes, each apartment contains a range and a refrigerator, and all of the ranges and refrigerators and all of the items of personal property (or replacements thereof) listed in such schedule, if any, are and on the Closing Date will be owned by Seller free of liens and encumbrances other than the lien(s) of the Existing Mortgage(s), if any.

     ss. 4.11. Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates of operation therefor have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals.

     ss. 4.12. Except as otherwise set forth in Schedule D, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

     ss. 4.13. Seller is not a "foreign person" as defined in the Code Withholding Section.

Section 5. Acknowledgments of Purchaser

     Purchaser acknowledges that:

     ss. 5.01. Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of ss. 7.01, ss. 8.01, and ss. 9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

     ss. 5.02. Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

Section 6. Seller's Obligations as to Leases

     ss. 6.01. Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not, without Purchaser's prior written consent, which consent shall not be unreasonably withheld: (a) amend, renew or extend any Lease in any respect, unless required by law; (b) grant a written lease to any tenant occupying space pursuant to a Tenancy; or (c) terminate any Lease or Tenancy except by reason of a default by the tenant thereunder.

     ss. 6.O2. Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Building which is presently vacant or which may hereafter become vacant without first giving Purchaser written notice of the identity of the proposed tenant, together with (a) either a copy of the proposed lease or a summary of the terms thereof in reasonable detail and (b) a statement of the amount of the brokerage commission, if any, payable in connection therewith and the terms of payment thereof. If Purchaser objects to such proposed lease, Purchaser shall so notify Seller within 4 business days after receipt of Seller's notice if such notice was personally delivered to Purchaser, or within 7 business days after the mailing of such notice by Seller to Purchaser, in which case Seller shall not enter into the proposed lease. Unless otherwise provided in a schedule attached to this contract, Purchaser shall pay to Seller at the Closing, in the manner specified in ss. 2.02. the rent and additional rent that would have been payable under the proposed lease from the date on which the tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less the amount of the brokerage commission specified in Seller's notice and the reasonable cost of decoration or other work required to be performed by the landlord under the terms of the proposed lease to suit the premises to the tenant's occupancy ("Reletting Expenses"), prorated in each case over the term of the proposed lease and apportioned as of the Closing Date. If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in ss. 2.02, the Reletting Expenses, prorated in each case over the term of the lease and apportioned as of the later of the Closing Date or the rent commencement date. Such payment shall be made by Purchaser to Seller at the Closing. In no event shall the amount so payable to Seller exceed the sums actually paid by Seller on account thereof.

     ss.6.03. If any space is vacant on the Closing Date, Purchaser shall accept the Premises subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this contract. Seller shall not grant any concessions or rent abatements for any period following the Closing without Purchaser's prior written consent. Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Premises.

     ss.6.04. Seller does not warrant that any particular Lease or Tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or Tenancy prior to the Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this contract in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.

Section 7. Responsibility for Violations

     ss. 7.01. Except as provided in ss. 7.02 and ss. 7.03, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and all liens which have attached to the Premises prior to the Closing pursuant to any applicable governmental ordinances, orders or requirements shall be removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the Premises subject thereto, except that Purchaser shall not be required to accept such title and may terminate this contract as provided in ss. 13.02 if (a) Purchaser's Institutional Lender reasonably refuses to provide financing by reason thereof or (b) the Building is a multiple dwelling and either (i) such violation is rent impairing and causes rent to be unrecoverable pursuant to law or (ii) a proceeding has been validly commenced by tenants and is pending with respect to such violation for a judgment directing deposit and use of rents pursuant to law. All such notes or notices of violations noted or issued on or after the date of this contrast shall be the sole responsibility of Purchaser.

     ss. 7.02. If the reasonably estimated aggregate cost to remove or comply with any violations or liens which Seller is required to remove or comply with pursuant to the provisions of ss. 7.01 shall exceed the Maximum Amount specified in Schedule D (or if none is so specified, the Maximum Amount shall be one-half of one percent of the Purchase Price), Seller shall have the right to cancel this contract, in which event the sole liability of Seller shall be as set forth in ss. 13.02, unless Purchaser elects to accept title to the Premises subject to all such violations or liens, in which event Purchaser shall be entitled to a credit of an amount equal to the Maximum Amount against the monies payable at the Closing.

     ss. 7.03. Regardless of whether a violation has been noted or issued prior to the date of this contact, Seller's failure to remove or fully comply with the following violations shall not be an objection to title: any violations which a tenant is required to remove or comply with pursuant to the terms of its lease by reason of such tenant's use or occupancy. Purchaser shall accept the Premises subject to all such violations without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price, except that if Purchaser's Institutional Lender reasonably refuses to provide financing by reason of the violations described above, Purchaser shall not be required to accept the Premises subject thereto and Purchaser shall have the right to terminate this contract in the manner provided in ss. 13.02.

     ss. 7.04. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

Section 8. Destruction, Damage or Condemnation

     ss. 8.01. The provisions of the Uniform Vendor and Purchaser Risk Act, if effective in the state in which the Premises are located, shall apply to the sale and purchase provided for in this contract.

Section 9. Covenants of Seller

     Seller covenants that between the date of this contract and the Closing:

     ss. 9.01. The Existing Mortgage(s) shall not be amended or supplemented or prepaid in whole or in part, Seller shall pay or make, as and when due and payable, all payments of principal and interest and all deposits required to be paid or made under the Existing Mortgage(s).

     ss. 9.02. Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 days' notice.

     ss. 9.03. If an insurance schedule is attached hereto, Seller shall maintain in full force and effect until the Closing the insurance policies described in such schedule or renewals thereof for no more than one year of those expiring before the Closing.

     ss. 9.04. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

     ss. 9.05. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     ss. 9.06. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

Section 10. Seller's Closing Obligations

     At the Closing, Seller shall deliver the following to Purchaser:

     ss.10.01. A deed in the form described in Schedule D, properly executed in proper form for recording so as to convey the title required by this contract.

     ss.10.02. All Leases initialed by Purchaser and all others in Seller's possession.

     ss.10.03 A schedule of all cash security deposits and a check or credit to Purchaser in the amount of such security deposits, including any interest thereon, held by Seller on the Closing Date under the Lease or, if held by an Institutional Lender, an assignment to Purchaser and written instructions to the holder of such deposits to transfer the same to Purchaser, and appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash.

     ss.10.04. A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents.

     ss.10.05. All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

     ss.10.06 An assignment to Purchaser, without recourse or warranty, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permit and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

     ss.10.07 (a) Written consent(s) of the Mortgagee(s), if required under ss2.03(b), and (b) certificate(s) executed by the Mortgagee(s) in proper form for recording and certifying (i) the amount of the unpaid principal balance thereof, (ii) the maturity date thereof, (iii) the interest rate, (iv) the last date to which interest has been paid thereon and (v) the amount of any escrow deposits held by the Mortgagee(s). Seller shall pay the fees for recording such certificate(s). Any Mortgagee which is an Institutional Lender may furnish a letter in lieu of such certificate to the extent permitted by law.

     ss.10.08. An assignment of all Seller's right, title and interest in escrow deposits for real estate taxes, insurance premiums and other amounts, if any, then held by the Mortgagee(s).

     ss.10.09. All Original insurance policies with respect to which premiums are to be apportioned or, if unobtainable, true copies or certificates thereof.

     ss.10.10. To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

     ss.10.11. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

     ss.10.12. (a) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof and
(b) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

     ss.10.13. To the extent they are then in Seller's possession, copies of current painting and payroll records. Seller shall make all other Building and tenant files and records. Seller shall make all other Building and tenant files and records available to Purchaser for copying, which obligation shall survive the Closing.

     ss.10.14. An original letter, executed by Seller or by its agent, advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

     ss.10.15. Notice(s) to the Mortgagee(s), executed by Seller or by its agent, advising of the sale of the Premises to Purchaser and directing that future bills and other correspondence should thereafter be sent to Purchaser or as Purchaser may direct.

     ss.10.16. If Seller is a corporation and if required and by law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. The deed referred to in ss.10.01 shall also contain a recital sufficient to establish compliance with such law.

     ss.10.17. Possession of the Premises in the condition required by this contract, subject to the Leases and Tenancies, and keys therefor. See Rider for additional terms.

     ss.10.18. Any other documents required by this contract to be delivered by Seller.

Section 11. Purchaser's Closing Obligations

     At the Closing, Purchaser shall:

     ss.11.01. Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under
Section 12, plus the amount of escrow deposits, if any, assigned pursuant to ss.10.08.

     ss.11.02. Deliver to Seller the Purchase Money Mortgage, if any, in proper form for recording, the note secured thereby, financing statements covering personal property, fixtures and equipment included in this sale and replacements thereof, all properly executed, and Purchaser shall pay any mortgage recording tax and recording fees for any Purchase Money Mortgage.

     ss.11.03. Deliver to Seller an agreement indemnifying and agreeing to defend Seller against any claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser under ss.10.03.

     ss.11.04. Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

     ss.11.05. Deliver any other documents required by this contract to be delivered by Purchaser.

Section 12. Apportionments

     ss.12.01. The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:

     (a) prepaid rents and Additional Rents (as defined in ss.12.03.);

     (b) interest on the Existing Mortgage(s);

     (c) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premises, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

     (d) wages, vacation pay, pension and welfare benefit and other fringe benefits of all persons employed at the Premises whose employment was not terminated at or prior to the Closing;

     (e) value of fuel stored on the Premises, at the price then charged by Seller's supplier, including any taxes;

     (f) charges under transferable Service Contracts or permitted renewals or replacements thereof;

     (g) permitted administrative charges, if any, on tenants security deposits;

     (h) dues to rent stablization associations, if any;

     (i) insurance premiums on transferable insurance policies listed on a schedule hereto or permitted renewals thereof;

     (j) Reletting Expenses under ss.6.02, if any; and

     (k) any other items listed in Schedule D.

     If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceeding period applied to latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

     ss.12.02 If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; (c) then to any month or months following the month in which the Closing occurred; and (d) then to the period prior to the month preceding the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser, after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorney's fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

     ss.12.03. If any tenants are required to pay percentage rent; escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rent and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.

Section 13. Objections to Title, Failure of Seller or Purchaser to Perform and Vendee's Lien

     ss.13.01. Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or ajournments of the Closing for up to 60 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the scheduled date of Closing, whichever occurs first, to remove any other defects or objections which may be disclosed on or prior to the Closing Date.

     ss.13.02. If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same (up to the Maximum Expense described below), but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Downpayment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14. Seller shall not be required to bring any action or proceeding or to incur any expense in excess of the Maximum Expense specified in Schedule D (or, if none is so specified, the Maximum Expense shall be one-half of one percent of the Purchase Price) to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, but the foregoing shall not permit Seller to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages on the Premises, other than Existing Mortgage(s), of which Seller has actual knowledge.

     ss.13.03. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with ss2.02. If Purchaser's title insurance company is willing to insure both Purchaser and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge Seller shall have the right in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

     ss.13.04. If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damages and expense suffered by Seller, including without limitation the loss of its bargain.

     ss.13.05. Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

Section 14. Broker

     ss.14.01. If a broker is specified in Schedule D, Seller and Purchaser mutually represent and warrant that such broker is the only broker with whom they have dealt in connection with this contract and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction, unless otherwise indicated in Schedule D. The Commission of such broker shall be paid pursuant to separate agreement by the party specified in Schedule D. If no broker is specified in Schedule D, the parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Unless otherwise provided in Schedule D, Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

Section 15. Notices

     ss.15.01. All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed as set forth in Schedule D, or as Seller or Purchaser shall otherwise have given notice as herein provided.

Section 16. Limitations on Survival of Representations, Warranties, Covenants and Other Obligations

     ss.16.01 Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing and no action based thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in ss.4.03, ss.6.01 and ss.6.02 shall survive until the Limitation Date specified in Schedule D (or if none is so specified, the Limitation Date shall be the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

     ss.16.02. The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

Section 17. Miscellaneous Provisions

     ss.17.01. If consent of the Existing Mortgagee(s) is required under ss.2.03(b), Purchaser shall not assign this contract or its rights hereunder without the prior written consent of Seller. No Permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Seller shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

     ss.17.02. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument, signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     ss.17.03. This Contract shall be governed by, and construed in accordance with, the law of the state in which the Premises are located.

                         FIRST RIDER TO CONTRACT OF SALE


Seller:    WORLD POLYMERS, INC. f/k/a ACE PLASTICS, INC.

Purchaser: ICY SPLASH FOOD AND BEVERAGE, INC.

Premises:  494 Wortman Avenue, Brooklyn, N.Y. 11208

Dated:     May 3,1999

1. Seller agrees that at its sole cost and expense it will remove the plastics manufacturing equipment presently located at the premises, and that it will also remove the silo structure at the property. The foregoing shall be performed in a good and workmanlike manner and shall be completed prior to closing. Seller shall also restore the premises to a neat and safe condition after removing it's manufacturing equipment.

2. It is acknowledged by Seller and Purchaser that Purchaser will be seeking financing for the acquisition of the Premises through the New York City Industrial Development Agency and that this Agreement is conditioned upon the receipt of an inducement resolution from said agency, in an amount and on terms and conditions acceptable to Purchaser. If for any reason whatsoever an inducement resolution complying with the foregoing requirements is not issued on or before April 30, 1999 then this contract shall be null and void and no further force and effect except that the Escrowees shall promptly remit to Purchaser the $80,000.00 deposit given hereunder together with any and all interest earned thereon. Seller agrees to cooperate with the Purchaser and the New York City IDA with respect to the foregoing including executing any documents which the IDA may reasonably desire.

3. It is specifically agreed that Seller shall be permitted to remain in exclusive possession of the subject premises for up to 90 days from the day of closing. During this period of post-closing possession, Seller shall pay rent at the rate of $5,000.00 per month (pro-rated for any lesser term). the parties agree that at the closing of title of this transaction, they shall execute a post-closing possession agreement,(which shall be prepared by Purchaser's attorney) the terms of which shall be mutually agreed upon.

4. That the land to be conveyed pursuant to this contract, notwithstanding the annexation of the legal description for same, is somewhat smaller in area than that set forth inasmuch as Seller has previously conveyed a small, irregular, triangular shape section located at the rear (South) of the parcel comprising approximately 375 total square feet. The precise metes and bounds description for the parcel to be conveyed hereunder shall be determined prior to closing.


                                            WORLD POLYMERS, INC.



                                       Seller: By: /s/ John Calamia
                                                  ------------------------------
                                                   JOHN CALAMIA, President


                                            ICY SPLASH FOOD AND BEVERAGE, INC.



                                       Purchaser: By: /s/ Joseph Aslan
                                                      --------------------------
                                                      Joseph Aslan, President

                             SUPPLEMENTAL AGREEMENT


Seller:    WORLD POLYMERS, INC. f/k/a ACE PLASTICS, INC.

Purchaser: ICY SPLASH FOOD AND BEVERAGE, INC.

Premises:  494 Wortman Avenue, Brooklyn, N.Y. 11208

Dated:     May 3, l999

     It is hereby agreed that in the event the Purchaser is denied financial assistance from the New York City Industrial Development Agency (i.e. an
Inducement Resolution is not issued), as more particularly set forth in the Contract of Sale, First Rider to Contract at paragraph 2, between the parties hereto and dated simultaneous herewith, then in such event Purchaser agrees to consummate the subject transaction as set forth in that Contract of Sale. Specifically, Purchaser shall be obligated to remit an additional $670,000.00 cash on account of the purchase price and shall execute and deliver to Seller at closing a First Mortgage in the sum of $50,000.00. When added to the Contract Deposit of $80,000.00, these sums shall be sufficient to complete Purchaser's obligation to Seller with respect to the payment of the full price of $800,000.00

     Further, the parties agree to close this transaction within 15 days of the New York City's Industrial Development Agency's issuance of a denial to Purchaser's request for an Inducement Resolution, or May 17, 1999 whichever first occurs.

     Finally, Purchaser represents that it has sufficient liquid capital to pay all sums due Seller in connection with this transaction, as well as for all related and associated costs and expenses.




                                  WORLD POLYMERS, INC. f/k/a ACE PLASTICS, INC.



                             Seller: By: /s/ John Calamia
                                        ----------------------------------------
                                        JOHN CALAMIA, Pres.



                                  ICY SPLASH FOOD AND BEVERAGE, INC.



                             Purchaser: By: /s/ J. Aslan
                                           -------------------------------------
                                           J. ASLAN, Pres.

                                   Schedule A


ALL, that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINING at the corner formed by the intersection of the Westerly side of Essex Street with the Southerly side of Wortman Avenue;

RUNNING THENCE Westerly along the Southerly side, of Wortman Avenue, 100 feet;

THENCE Southerly  parallel  with Linwood  Street,  95 feet;

THENCE Westerly parallel with Wortman Avenue, 100 feet to the Easterly side of Linwood Street;

THENCE Southerly along the Easterly side of Linwood Street, 155 feet 9 3/4 inches to the center line of the Old Mill Road;

THENCE Easterly along the center line of Old Mill Road, 200 feet 0-1/2 inches to the Westerly side of Essex Street;

THENCE Northerly along the Westerly side of Essex Street, 254 feet 5-3/4 inches to the corner, the point or place of BEGINNING.

SAID PREMISES known as and by the street nunber 494-504 Wortman Avenue, Brooklyn, County of Kings, State of New York. (SECTION 14, BLOCK 4406, LOT 6).

     ss.17 04. The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

     ss.17.05. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     ss.17.06. This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

     ss.17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     ss.17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

                                  Seller: WORLD POLYMERS, INC.

                                      By: /s/ John Calamia
                                          --------------------------------------
                                          JOHN CALAMIA, PRES.


                                  Purchaser: ICY SPLASH FOOD AND BEVERAGE, INC.

                                         By: /s/ J. Aslan
                                             -----------------------------------
                                             J. ASLAN, President

Receipt by Escrowee

The undersigned Escrowee hereby acknowledges receipt of $80,000.00, by check subject to collection, to be held in escrow pursuant to ss.2.05


/s/ Scott Zamex
------------------------------
    SCOTT ZAMEX, ESQ.



--------------------------------------------------------------------------------



                                   Schedule A

                            DESCRIPTION OF PREMISES

         (to be attached separately and to include tax map designation)

                                   Schedule B

                              PERMITTED EXCEPTIONS

     1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.

     2. Consents by the Seller or any former owner of the Premises for the erection of any structure or structures on, under or above any street or streets on which the Premises may abut.

     3. The Existing Mortgage(s) and financing statements, assignments of leases and other collateral assignments ancillary thereto.

     4. Leases and Tenancies specified in the Rent Schedule and any new leases or tenancies not prohibited by this contract.

     5. Unpaid installments of assessments not due and payable on or before the Closing Date.

     6. Financing statements, chattel mortgages and liens on personalty filed more than 5 years prior to the Closing Date and not renewed, or filed against property or equipment no longer located on the Premises or owned by Tenants.

     7. (a) Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.

     (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises.

     (c) Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Premises.

     (d) Any state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable. For the purposes of this contract, none of the facts shown on the survey, if any, identified below shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereto:

                                   Schedule C

                                 PURCHASE PRICE

The Purchase Price shall be paid as follows:

     (a)  By check subject to collection, the receipt of
          which is hereby acknowledged by Seller:                   $ 80,000.00

     (b)  By check or checks delivered to Seller at the
          Closing in accordance with the provisions
          of ss.2.02                                                $670,000.00

     (c)  By acceptance of title subject to the following
          Existing Mortgage(s):

          NOT APPLICABLE


     (d)  By execution and delivery to Seller by Purchaser
          or its assignee of a note secured by a Purchase
          Money Mortgage on the Premises, payable as follows:       $ 50,000.00
          without interest due and payable 90 days from the date of closing


                                                                    -----------
Purchase Price                                                      $800,000.00
                                                                    ===========


                         Schedule D

                                 MISCELLANEOUS

1.   Title insurer designated by the parties (ss.1.02):


2.   Last date for consent by Existing Mortgagee(s) (ss.1.03(b)):

          NOT APPLICABLE

3.   Maximum Interest Rate of any Refinanced Mortgage (ss.2.04(b)):

          NOT APPLICABLE

4. Prepayment Date on or after which Purchase Money Mortgage may be prepaid (ss.2.04(c)):

          NOT APPLICABLE

5.   Seller's tax identification number (ss.2.05):

6.   Purchaser's tax identification number (ss.2.05):

7. Scheduled time and date of Closing (ss.3.01): on or before June 15, 1999 or such earlier date as may be set by the NYC IDA

8. Place of Closing (ss.3.01): Zamek & Preston, LLP 560 Broad Hollow Rd., #106, Melville, N.Y. or at Purchaser's Lending Institution's Attorney's Office in Nasaau/Suffolk County

9.   Assessed valuation of Premises (ss.4.09):

10.  Fiscal year and annual real estate taxes on Premises (ss.4.09):

11.  Tax abatements or exemptions affecting Premises (ss.4.09):

12.  Assessments on Premises (ss.4.12):

13. Maximum Amount which Seller must spend to cure violations, etc. (ss.7.02) $8,000.00

14.  Form of deed (ss.1O.O1): Bargain and Sale with Covenants

15.  Maximum Expense of Seller to cure title defects, etc. (ss.13.02): $8,000.00

16.  Broker, if any (ss.14.01):
     Greiner-Maltz Company, Inc.
     42-12 28th Street
     Long Island City, N.Y. 11101

17.  Party to pay broker's commission (ss.14.01): Seller

18.  Address for notices (ss.l5.01):
     If to Seller: Mark Lurie/John Calamia
     World Polymers, Inc.
     494 Wortman Avenue
     Brooklyn, N.Y. 11208

     with a copy to Seller's attorney:
     Scott Zamek
     Zamek & Preston, LLP
     560 Broad Hollow Rd., #106
     Melville, N.Y. 11147

     If to Purchaser: Shlomo Aflan
     Icy Splash Food and Beverage, Inc.
     929 Shepherd Avenue
     Brooklyn, N.Y. 11208

     with a copy to Purchaser's Attorney: Mike Beckman
     Beckman, Millman & Sanders
     116 John Street
     New York, N.Y. 10038

19. Limitation Date for actions based on Seller's surviving representations and other obligations (ss.16.01):

     6 months from closing of title

20.  Additional Schedules or Riders (ss.17.08):

     First Rider To Contract Of Sale

                                   Schedule E

                                 RENT SCHEDULE

                          (to be attached separately)
                                 NOT APPLICABLE


                                   Schedule F


                        PURCHASE MONEY NOTE AND MORTGAGE

                          (to be attached separately)